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Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Sprott Physical Silver Trust (the "Trust") on Form F-10 of our Report of Independent Registered Public Accounting Firm dated March 28, 2018 on the financial statements of Sprott Physical Silver Trust comprising the statements of financial position as at December 31, 2017 and December 31, 2016, statements of comprehensive income (loss), changes in equity and cash flows for the years ended December 31, 2017 and 2016, and notes, comprising a summary of significant accounting policies and other explanatory information, and our Report of Independent Registered Public Accounting Firm dated March 28, 2018 on the effectiveness of internal control over financial reporting of Sprott Physical Silver Trust as of December 31, 2017.

/s/ KPMG

Chartered Professional Accountants, Licensed Public Accountants
June 20, 2018
Toronto, Canada

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  Exhibit 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM